SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 FORM 8-K/A #1



                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  December 17, 1993



                             WILLCOX & GIBBS, INC.
            (Exact name of registrant as specified in its charter)



                                   New York
                (State or other jurisdiction of incorporation)



      1-5731                                   13-1474527
(Commission File Number)           (IRS Employer Identification No.)



530 Fifth Avenue - 22nd Floor, New York, New York   10036
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (212) 869-1800

      Item 7 of the Company's Report on Form 8-K dated December 17, 1993, is amended and restated to read in its entirety as follows:



ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
           INFORMATION AND EXHIBITS
      (a)Financial statements of businesses acquired.  The following financial statements are filed herewith on the pages subsequent hereto:


          Summers Group, Inc.
              Report of Independent Auditors
              Balance Sheets at December 31, 1992, 1991 and 1990 Statements of Income for the years ended
                December 31, 1992, 1991 and 1990
              Statements of Shareholder's Equity for the years
                ended December 31, 1992, 1991 and 1990
              Statements of Cash Flows for the years ended
                December 31, 1992, 1991 and 1990
              Notes to Financial Statements
              Balance Sheet at September 30, 1993
              Statements of Income for the nine months ended
                September 30, 1993 and 1992
              Statements of Cash Flows for the nine months ended
                September 30, 1993 and 1992

      The financial statements of Summers Group, Inc. for the years ended

December 31, 1992, 1991 and 1990 included herein are incorporated by reference into certain registration statements on Form S-8 of Willcox & Gibbs, Inc. and have been so incorporated by reference in reliance on the report of Ernst &

Young, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      (b)    Pro forma financial information.  The following pro forma

financial information is filed herewith on the pages subsequent hereto:



              Willcox & Gibbs, Inc. Pro Forma Condensed
                   Consolidated Balance Sheet as of
                  September 30, 1993 and Notes thereto.

              Willcox & Gibbs, Inc.  Pro Forma Condensed
                   Consolidated Statements of Income for
                   the year ended December 31, 1992 and
                   for the nine months ended September 30,
                   1993 and Notes thereto.

      (c) Exhibits. The Index to Exhibits to this Report is incorporated herein by reference.

LOGO ERNST & YOUNG
                              Suite 500                  Phone:  214 969 8000
                              212 San Jacinto Street     Fax:    214 969 8587
                              Dallas, Texas 75201        Telex:  6710375


                        Report of Independent Auditors

Shareholder and Board of Directors
Summers Group, Inc.

We have audited the balance sheets of Summers Group, Inc. as of December 31, 1992, 1991, and 1990, and the related statements of income, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Summers Group, Inc. at December 31, 1992, 1991, and 1990, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1992, in conformity with generally accepted accounting principles.

                                             /s/   Ernst & Young
                                             -------------------------------
                                             Ernst & Young


November 12, 1993

                                             Summers Group, Inc.
                                                Balance Sheets

                                                                            DECEMBER 31
                                                                  1992          1991        1990
                                                                           (In Thousands)
ASSETS
Current assets:
     Cash                                                      $  6,448        $3,474      $9,608
     Due from affiliates (Note 2)                                     -             -      15,414
     Trade accounts receivable, net of allowances of $369 in
          1992, $328 in 1991, and $364 in 1990                   49,652        48,768      43,502
     Inventories                                                 37,670        31,163      31,608
     Other current assets                                         4,656         4,693       4,428
Total current assets                                             98,426        88,098     104,560

Property, plant, and equipment, net (Note 3)                     19,139        19,230      15,710
Intangible assets, net of amortization of $1,179 in 1992, $771
     in 1991, and $371 in 1990                                    7,805         6,952       7,352
Deferred tax asset (Note 4)                                           -           527       1,435
Other noncurrent assets                                             667           683       1,055
Total assets                                                   $126,037      $115,490    $130,112

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
     Accounts payable                                           $56,151       $49,139     $45,493
     Accrued compensation and benefits                            6,740         5,135       5,352
     Other accrued liabilities                                    2,625         1,881       4,158
     Due to affiliates (Note 2)                                   8,151        11,777           -
     Income taxes payable (Note 4)                                2,518         3,725       4,714
     Current portion of capitalized lease obligations (Note 5)       62            99          90
Total current liabilities                                        76,247        71,756      59,807

Deferred taxes (Note 4)                                             320             -           -
Long-term portion of capitalized lease obligations (Note 5)         469           531         135
Other noncurrent liabilities                                      1,855         1,908       2,221

Contingencies (Note 9)

Shareholder's equity:
     Common stock, $1 par value, 20,000 shares authorized,
          10,000 shares issued, 10,000 shares outstanding in 1992
          and 1991 and 9,040 shares outstanding in 1990              10            10          10
     Less 960 treasury shares                                         -             -         (1)
     Additional paid-in capital                                  35,365        35,365      53,366
     Retained earnings                                           11,771         5,920      14,574
Total shareholder's equity                                       47,146        41,295      67,949
Total liabilities and shareholder's equity                     $126,037      $115,490    $130,112

See accompanying notes.

                                             Summers Group, Inc.
                                             Statements of Income


                                             Year ended December 31
                                         1992          1991          1990
                                                   (In Thousands)

Revenue                                $395,121      $374,095      $362,196
Cost of sales                           315,704       292,237       285,465
Gross profit                             79,417        81,858        76,731

Selling, general, and administrative
  expenses                               70,775        69,064        61,323
Operating income                          8,642        12,794        15,408

Parent company charge (Note 2)            (257)         (230)         (213)
Other income, net                         1,086           636             -
Interest expense                          (127)         (172)         (155)
Income before income taxes                9,344        13,028        15,040
Income tax provision (Note 4)             3,493         4,682         5,466
Net income                              $ 5,851      $  8,346      $  9,574

See accompanying notes.

                                        Summers Group, Inc.
                                 Statements of Shareholder's Equity

                                                 ADDITIONAL
                                      COMMON      PAID-IN      RETAINED     TREASURY
                                      STOCK       CAPITAL      EARNINGS      STOCK      TOTAL
                                                        (In Thousands)

Balance at January 1, 1990             $10         $53,366      $ 5,000     $(1)       $58,375
  Net income                             -               -        9,574        -         9,574
Balance at December 31, 1990            10          53,366       14,574      (1)        67,949
  Cancellation of treasury shares      (1)             (1)            -        1           (1)
  Issuance of 960 shares of SGDHC        1               -            -        -             1
  Return of capital to Parent (Note 2)   -        (18,000)            -        -      (18,000)
  Cash dividends declared                -               -     (17,000)        -      (17,000)
  Net income                             -               -        8,346        -         8,346
Balance at December 31, 1991            10          35,365        5,920        -        41,295
  Net income                             -               -        5,851        -         5,851
Balance at December 31, 1992           $10         $35,365      $11,771       $-       $47,146

See accompanying notes.

                                    Summers Group, Inc.
                                  Statements of Cash Flows

                                                    YEAR ENDED DECEMBER 31
                                                 1992          1991         1990
                                                           (In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                $ 5,851        $ 8,346        $ 9,574
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization                          3,582          2,998          1,546
     Deferred income tax                                      847            908            321
     Gain on sale of land and building                    (1,086)          (636)              -
     Changes in operating assets and liabilities,
       net of effect of acquisition and sale
       of net assets:
          (Increase) decrease in trade
            accounts receivable                             (128)        (5,266)          5,350
          (Increase) decrease in
            inventories                                   (4,754)            445          5,288
          (Increase) decrease in other current
            assets                                             37          (265)          (303)
          Increase in accounts payable and
            accrued liabilities                             9,267          1,152          6,768
          Decrease in income taxes payable                (1,207)          (989)        (1,802)
            Total adjustments                               6,558        (1,653)         17,168
Net cash provided  by operating activities                 12,409          6,693         26,742

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                      (3,283)        (6,361)        (3,961)
Cost of acquisitions                                      (3,577)              -       (18,020)
Proceeds from sale of net assets                            1,587            879              -
Other investing activities                                     16            372           (10)
Net cash used in investing activities                     (5,257)        (5,110)       (21,991)

CASH FLOWS FROM FINANCING ACTIVITIES
(Increase) decrease in due from/to affiliates             (3,626)         27,191             46
Dividends paid                                                  -       (17,000)              -
Return of capital                                               -       (18,000)              -
Other financing activities                                  (552)             92          (820)
Net cash used in financing activities                     (4,178)        (7,717)          (774)

Net increase (decrease) in cash                             2,974        (6,134)          3,977
Cash at beginning of year                                   3,474          9,608          5,631
Cash at end of year                                        $6,448         $3,474         $9,608

See accompanying notes.

                         Notes to Financial Statements

                       December 31, 1992, 1991, and 1990

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Summers Group, Inc. (Summers or the Company), a Delaware corporation, is a wholly owned subsidiary of SGDHC, Inc. (SGDHC) and an indirect, wholly owned subsidiary of BTR Dunlop, Inc. (the Parent), a company incorporated in the United States. The Parent is an indirect, wholly owned subsidiary of BTR plc
(BTR), a company incorporated in the United Kingdom. The Company has significant transactions with SGDHC, the Parent, BTR, and their affiliates, which transactions are recorded on the bases determined by the parties (Notes 2 and 4).

The Company is a wholesale distributor selling electrical equipment and supplies to commercial building contractors, public utilities and industrial companies in various locations in the United States and operating under numerous trade names.

Prior to January 1, 1990, the operations of the Company were conducted by Summers Electric Company (and its wholly owned subsidiary, Summers Electric of Oklahoma), Glasco Electric Company, and ESD (collectively referred to hereafter as the Predecessor Companies). Each of the Predecessor Companies was a wholly owned subsidiary of SGDHC. Effective January 1, 1990, the Company was formed and issued, in the aggregate, 9,040 shares of its common stock to the Predecessor Companies in exchange for the net operating assets of the Predecessor Companies and 960 shares to Summers Electric of Oklahoma in exchange for its net assets. Effective December 31, 1990, each of the Predecessor Companies was liquidated into SGDHC and Summers Electric of Oklahoma was liquidated into the Company. As a result of these transactions, at December 31, 1990, SGDHC held 9,040 shares of the Company's common stock and the remaining 960 shares, previously held by Summers Electric of Oklahoma, were held in treasury by the Company. In March 1991, the treasury shares were canceled and the Company issued 960 new shares of its common stock to SGDHC. Accordingly, subsequent to March 1991, all 10,000 shares of the Company's common stock are held by SGDHC.

ACCOUNTS RECEIVABLE

Accounts receivable represent amounts due from customers related to the sale of electrical equipment and supplies. Credit is extended based upon an evaluation of the customer's financial condition, and generally, collateral is not required. Concentrations of credit risk with respect to accounts receivable are limited because of the large number of customers in the Company's customer base and their dispersion across geographic areas. The Company provides allowances for potentially uncollectible accounts and cash discounts expected to be taken by its customers.

                              Summers Group, Inc.

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories are valued at the lower of cost or market, with cost being determined on a last-in, first-out (LIFO) basis. For purposes of the LIFO calculation, the current cost of the Company's inventories is measured by invoice cost less allowances for cash and volume purchase discounts earned. Replacement cost exceeded the carrying value of the Company's inventories by $8,897,000, $9,607,000, and $10,669,000 at December 31, 1992, 1991, and 1990,
respectively.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost less accumulated depreciation. Additions to and major improvements of property, plant, and equipment are capitalized. Maintenance and repair costs are expensed as incurred. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income for the period. Net gains on disposals of property, plant and equipment included in other income totaled $1,086,000 and $636,000 in 1992 and 1991, respectively.

Depreciation is computed on a straight-line basis over the estimated useful lives of the Company's assets (20 to 30 years for buildings, 5 to 10 years for computer equipment and software, and 5 to 10 years for fixtures and equipment). Amortization of leasehold improvements is based on the shorter of the lives of the respective leases or the estimated useful lives of the improvements.

INTANGIBLE ASSETS

Intangible assets consist primarily of goodwill and noncompete agreements and are amortized on a straight-line basis over terms that do not exceed 40 years.

INCOME TAXES

Income tax expense is provided on transactions recognized for financial reporting purposes regardless of when such items are reported for tax purposes. Deferred taxes are provided for the tax effects of timing differences between financial statement reporting and income tax reporting of certain income and expense items.

                              Summers Group, Inc.

2.  RELATED PARTIES

The Company is involved in a combined cash management program with other BTR subsidiaries located in the United States. The amounts due (to) from affiliates under these arrangements were ($8,151,000), ($11,777,000), and $15,414,000 at December 31, 1992, 1991, and 1990, respectively. The advances due (to) from affiliates fluctuate based upon the cash inflows and requirements of the Company, but are repayable upon demand and do not bear interest.

In 1991, the Company distributed $35 million to SGDHC. This distribution was recorded by increasing the balance of the Company's advances payable to affiliate and, at the instruction of the Parent, represented a $17 million dividend and a $18 million return of capital charged against the additional paid-in capital of the Company.

The parent company charge represents an allocation of various costs from the Parent and BTR.

3.  PROPERTY, PLAN, AND EQUIPMENT

Property, plant, and equipment costs of the following:

[CAPTION]
                                                      DECEMBER 31
                                            1992           1991          1990
                                                     (In Thousands)

      [S]                                  [C]            [C]          [C]
      Land                                 $ 1,657       $ 1,856      $ 1,917
      Buildings and leasehold
       improvements                          9,390         9,870        8,770
      Computer equipment and
       software                             13,097        12,501        8,488
      Fixtures and equipment                10,964        10,265        9,301
                                            35,108        34,492       28,476
      Less accumulated depreciation
       and amortization                     15,969        15,262       12,766
                                           $19,139       $19,230      $15,710

4.  INCOME TAXES

The Company's operations are included in the consolidated federal income tax return of the BTR Dunlop Holdings, Inc. (Holdings), a U.S. corporation that is the immediate parent company of the Parent. The Company's federal tax provisions are

                              Summers Group, Inc.

4.  INCOME TAXES (CONTINUED)

computed as though the Company were filing separate returns utilizing the tax elections made by Holdings and in accordance with the provisions of Accounting Principles Board Opinion No. 11, "Accounting for Income Taxes." An amount equal to the provision as computed is remitted to the Parent annually through intercompany advances.

The provision for income taxes includes the following components:

[CAPTION]
                                            YEAR ENDED DECEMBER 31
                                    1992              1991           1990
                                               (In Thousands)

[S]                                [C]               [C]             [C]
Current                            $2,646           $3,774           $5,145
Deferred                              847              908              321
                                   $3,493           $4,682           $5,466

The recorded tax provisions exceed the amounts resulting from the multiplication of consolidated income before income taxes by the 34% statutory federal income tax rate primarily due to state income taxes.

The deferred tax provision is attributable primarily to excess tax over book depreciation and amortization of the Company's fixed assets. The tax effects of such differences were $742,000, $404,000, and $273,000 in 1992, 1991, and
1990, respectively.

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which the Company will be required to adopt as of January 1, 1993. SFAS No. 109 requires a change from the deferred to the liability method of computing income taxes. Under the liability method, deferred taxes are provided on differences in the bases of assets and liabilities for financial reporting and tax reporting purposes and are adjusted for enacted changes in tax rates and laws. The Company has not yet implemented SFAS No. 109, and the impact of adoption, if any, on the Company's financial statements has not been determined.

5.  CAPITALIZED LEASE OBLIGATIONS

The Company leases certain buildings under capital leases that expire at various dates through 2003. The present value of the Company's obligations under capital lease arrangements, based upon imputed interest rates ranging from 8.0% to 10.2%,

                              Summers Group, Inc.

5.  CAPITALIZED LEASE OBLIGATIONS (CONTINUED)

aggregated $531,000, $630,000, and $225,000 at December 31, 1992, 1991, and
1990, respectively. The carrying value of buildings held under capital lease arrangements and included in the Company's balance sheet aggregated $519,000, $576,000, and $139,000 at December 31, 1992, 1991, and 1990, respectively.

6.  OPERATING LEASE COMMITMENTS

The Company leases its corporate office and most of its branch warehouse operational space under noncancelable operating leases. In addition, the Company leases certain transportation, computer, and office equipment. Rental expense under operating leases was $3,217,000, $3,330,000, and $3,338,000 in 1992, 1991, and 1990, respectively.

Future minimum lease payments under noncancelable operating leases, including certain leases for properties abandoned by the Company, as of December 31, 1992, are as follows (in thousands):

          1993                                  $ 3,199
          1994                                    2,416
          1995                                    1,853
          1996                                    1,222
          1997                                    1,106
          Thereafter                              3,230
                                                $13,026

When a property is vacated or abandoned by the Company prior to the expiration of its lease term, the present value of future minimum lease payments is accrued in the period of abandonment. Accruals for abandoned leases are included in other noncurrent liabilities and totaled $1,255,000, $1,335,000, and $1,434,000 at December 31, 1992, 1991, and 1990, respectively.

7.  EMPLOYEE BENEFITS

RETIREMENT AND SAVINGS PLAN

The Company has a retirement and savings plan (the Plan). All full-time employees with at least one year of qualifying continuous service are eligible to participate in the Plan. Participating employees are permitted to make voluntary contributions to the Plan on a pretax salary reduction basis in accordance with the provisions of Section 401(k) of the Internal Revenue Code. Under the provisions of the Plan, the Company matches 50% of the employees' contributions,

                              Summers Group, Inc.

7.  EMPLOYEES BENEFITS (CONTINUED)

up to 3% of each employee's compensation. Company matching contributions to the Plan were $1,161,000, $1,183,000, and $1,024,000 in 1992, 1991, and 1990,
respectively.

POSTRETIREMENT BENEFITS

In December 1990, the Financial Accounting Standards Board issued SFAS No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions," which the Company will be required to implement in 1993. SFAS No. 106 requires recognition of a liability for postretirement benefits as the employees render service. While the Company has not yet completed the analysis required to calculate the impact of adoption of SFAS No. 106, it does not believe that such adoption will have a material impact on the Company's future financial position or results of operations.

8.  ACQUISITIONS

On September 25, 1992, the Company acquired the inventory, trade accounts receivable, and fixed assets of Sterett Supply, Inc., which operates electrical and utility supply houses throughout south Central Texas. The total consideration paid was $3,577,000. The acquisition was recorded as a purchase, and the excess of purchase price over the estimated fair value of the assets acquired ($861,000) has been recorded as goodwill and is being amortized on a straight-line basis over 40 years.

On March 27, 1990, the Company acquired the inventory, trade accounts receivable, and fixed assets of Southern Electric, which operates electrical supply houses throughout northwest Arkansas. The total consideration paid was $4,209,000. The acquisition was recorded as a purchase, and the excess of purchase price over the estimated fair value of the assets acquired ($373,000) has been recorded as goodwill and is being amortized on a straight-line basis over 40 years.

On December 1, 1990, the Company acquired the inventory, fixed assets, and certain trade accounts receivable of Cummins Supply, Inc., which operates electrical and utility supply houses throughout Texas. The total consideration paid was $13,573,000. The acquisition was recorded as a purchase, and the excess of purchase price over the estimated fair value of the assets acquired ($5,132,000) has been recorded as goodwill and is being amortized on a straight-line basis over 40 years.

                              Summers Group, Inc.

9.  CONTINGENCIES

In March 1993, a competitor filed suit against the Company and one of the Predecessor Companies (collectively Companies) in the District Court in Dallas County, Texas. The suit asserts that the Companies interfered with existing contracts, prospective contracts, and business relations of the competitor, which prevented the competitor from becoming an authorized distributor for a supplier. The competitor is seeking $2,057,000 in actual damages and $15,000,000 in punitive damages, and the trial is currently scheduled for January 24, 1994. The Company, after consultation with legal counsel, believes that the suit is without merit and is vigorously defending its position. Certain other claims and legal proceedings arising in the ordinary course of the Company's business are pending against the Company. Management believes that neither the aforementioned suit nor these other claims or lawsuits, individually or in the aggregate, will have a material adverse effect on the Company's financial position or results of operations; therefore, no provision has been recorded in the financial statements.

                              SUMMERS GROUP, INC.
                                 BALANCE SHEET
                              SEPTEMBER 30, 1993
                                  (unaudited)
                            (Dollars in thousands)

Assets
     Cash                                                        $    3,715
     Trade accounts receivable                                       57,281
     Inventories                                                     37,386
     Other current assets                                             4,806
Total current assets                                                103,188

Property, plant and equipment, net                                   18,926

Intangible assets, net of amortization                                7,482
Other noncurrent assets                                                 728
Total assets                                                       $130,324

Liabilities and Shareholder's Equity
Current liabilities
     Accounts payable                                             $  52,593
     Accrued compensation and benefits                                5,314
     Other accrued liabilities                                        4,156
     Due to affiliates                                                9,769
     Income taxes payable                                             3,020
     Current portion of capitalized lease obligations                    36
Total current liabilities                                            74,888

Deferred taxes                                                          700
Long-term portion of capitalized lease obligations                      444
Other noncurrent liabilities                                          1,486

Shareholder's Equity
     Common stock, $1 par value, 20,000 shares
       authorized, 10,000 shares issued, 10,000
       outstanding in 1993 and 1992                                      10
     Additional paid-in capital                                      35,365
     Retained Earnings                                               17,431
Total shareholder's equity                                            2,806
Total liabilities and shareholder's equity                         $130,324


[CAPTION]
                              SUMMERS GROUP, INC.
                             STATEMENTS OF INCOME
                                  (unaudited)
                            (Dollars in thousands)


                                                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,
                                                                    19931992
[S]                                            [C]                 [C]
Revenue                                        $319,502            $294,704
Cost of sales                                   252,924             235,664
Gross profit                                     66,578              59,040

Selling, general and administrative
  expenses                                       56,852              52,029

Operating income                                  9,726               7,011

Parent company charge                             (226)               (193)
Other income (expense)                            (689)                 878
Interest expense                                   (66)                (92)
Income before income taxes                        8,745               7,604
Income tax provision                              3,085               2,950
Net income                                     $  5,660           $   4,654

                                   SUMMERS GROUP, INC.
                                 STATEMENTS OF CASH FLOW
                                       (unaudited)
                                  (Dollars in thousands)

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                      1993            1992
Cash Flows from Operating Activities
Net Income                                            $5,660         $4,654
Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation and amortization                     2,782          2,687
     Deferred income tax                                 380            863
     Gain on sale of land and building                   (1)          (878)
  Changes in operating assets and liabilities,
  net of effect of acquisition and sale of net
  assets:
     (Increase) in trade accounts receivable         (7,629)        (4,902)
     (Increase) decrease in inventories                  284        (1,977)
     (Increase) decrease in other current
        assets                                         (150)            531
     (Increase) decrease in accounts
        payable and accrued liabilities              (3,453)            932
     Increase (decrease) in income taxes
        payable                                          502        (1,673)
     Total adjustments                               (7,285)        (4,417)
Net cash (used in) provided by operating
  activities                                         (1,625)            237

Cash Flows from Investing Activities
Capital expenditures                                 (2,253)        (2,473)
Cost of acquisitions                                       -        (3,577)
Proceeds from sale of net assets                           8          1,278
Other investing activities                              (61)          (240)
Net cash used in investing activities                (2,306)        (5,012)

Cash Flows from Financing Activities
Increase in due from/to affiliates                     1,618          9,024
Other financing activities                             (420)          (941)
Net cash used in financing activities                  1,198          8,083

Net increase (decrease) in cash                      (2,733)          3,308
Cash at beginning of year                              6,448          3,474
Cash at end of year                                   $3,715         $6,782

                              SUMMERS GROUP, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS


1.The accompanying financial information should be read in conjunction with the financial statements, including the notes thereto, for the year ended December 31, 1992.

2.Results from interim periods are not necessarily indicative of the results to be expected for the year. The accompanying financial information reflects all adjustments which are, in the opinion of Management, necessary for a fair statement of the results for the period.

                              WILLCOX & GIBBS, INC.
                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                SEPTEMBER 30, 1993
                                   (UNAUDITED)
                              (DOLLARS IN THOUSANDS)


     The following unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the acquisition of Summers by W&G, and has been compiled from the unaudited balance sheets of W&G and Summers as of September 30, 1993. The acquisition of Summers has been reflected in accordance with the purchase method of accounting. Pro Forma adjustments are described in the notes following such balance sheet. This balance sheet is not necessarily indicative of the financial position of W&G as it would have been had the transaction occurred as of such date or of future financial position.

                                                                   ASSETS

                                          W&G and                                          W&G
                                        Subsidiaries      Summers        Pro Forma      Pro Forma
                                        (historical)    (historical)   Adjustment(1)   Consolidated
Current assets:
 Cash..................................  $   7,428       $   3,715                      $  11,143
 Accounts and notes receivable - net...     97,347          57,281                        154,628
 Inventories...........................     96,381          37,386       $  9,000         142,767
 Income taxes receivable...............        466               -              -             466
 Prepaid expenses and other
   current assets......................      3,889           4,806                          8,695
      Total current assets.............    205,511         103,188          9,000         317,699
 Investment and noncurrent
   receivables.........................      5,048               -                          5,048
 Property, plant and equipment - net...     32,415          18,926            800          52,141
 Other assets..........................      3,406             728                          4,134
 Deferred income taxes.................      3,040               -                          3,040
 Cost in excess of net assets of
   acquired businesses - net...........     37,357           7,482          9,655          54,494
      Total.............................  $286,777        $130,324        $19,455        $436,556


                                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term debt........................ $     390               -        $60,000        $ 60,390
 Current installments of long-term debt.       916              36          8,333           9,285
 Accounts and notes payable -
   trade and other iabilities...........    82,251          71,832        (9,019)         145,064
 Income taxes payable...................         -           3,020        (3,020)               -
   Total current liabilities............    83,557          74,888         56,294         214,739
Long-term debt and other liabilities.....  112,151           1,930         16,667         130,748
Deferred taxes...........................        -             700          (700)               -
Stockholders' equity:
 Common stock............................   21,214              10           (10)          21,214
 Capital surplus.........................   53,818          35,365       (35,365)          53,818
 Retained earnings.......................   19,717          17,431       (17,431)          19,717
 Cumulative foreign translation
   adjustment...........................   (1,254)               -                        (1,254)
 Treasury stock..........................   (2,426)              -                        (2,426)
   Total stockholders' equity...........    91,069          52,806       (52,806)          91,069

   Total................................  $286,777        $130,324        $19,455        $436,556



See accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet

                             WILLCOX & GIBBS, INC.
            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1993
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)




(1) Purchase of Summers by W&G
    Cash paid.................................                           $ 60,000
    Three year note payable to Seller with
     interest at 4.375% per annum.............                             25,000
    Purchase price............................                             85,000
    Estimated costs incurred in connection
     with the acquisition.....................                                750
                                                                           85,750


   Net Assets acquired.........................             $ 52,806
    Adjustments to reflect fair value changes:
    Inventory.................................. $  9,000
    Write-off of Summers historical goodwill...   (7,482)
    Property, plant and equipment..............      800
    Amount due to affiliate....................    9,769
    Income taxes...............................    3,020
    Deferred taxes.............................      700      15,807
    Fair value of assets acquired..............                            68,613
    Cost in excess of net assets acquired......                          $ 17,137









 The acquisition will be accounted for as a purchase whereby assets and liabilities of Summers are adjusted to estimated fair values from appraisals and/or other information currently available. As additional information becomes available, it may become necessary to adjust the values of recorded assets and liabilities.

                             WILLCOX & GIBBS, INC.
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     NINE MONTHS ENDED SEPTEMBER 30, 1993
                                  (UNAUDITED)
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following unaudited pro forma condensed consolidated statement of income has been prepared to reflect the acquisitions of Sacks and Summers by W&G and has been compiled from the unaudited condensed consolidated statement of income of W&G and the unaudited statement of income of Summers for the nine months ended September 30, 1993 and the unaudited statement of income of Sacks for the period January 1, 1993 through April 12, 1993, the date of acquisition of Sacks. Pro forma adjustments are described in the notes accompanying this statement. This statement is not necessarily indicative of the results of operations as they would have been had the transactions occurred at the commencement of the period shown or for any future period.

                                               W&G and                                                      W&G
                                             Subsidiaries     Sacks         Summers        Pro Forma     Pro Forma
                                             (historical)  (historial)    (historical)    Adjustments   Consolidated

Net Sales..................................    $ 435,497    $ 16,420       $ 319,502                    $   771,419
Cost of goods sold.........................      336,962      12,953         252,924                        602,839
  Gross profit.............................       98,535       3,467          66,578                        168,580
Selling and administrative expenses........       80,941       2,853          57,078         377(2)(4)      141,249
  Operating profit.........................       17,594         614           9,500        (377)            27,331
Interest expense...........................        7,264           -              66       2,845(1)          10,175
Other income (expense) - net...............          632          31            (689)                           (26)
  Income before income taxes...............       10,962         645           8,745      (3,222)            17,130
Provision for income taxes.................        4,714         265           3,085      (1,223)(3)          6,841
  Income before cumulative effect of
     change in accounting for income taxes.    $   6,248     $   380      $    5,660    $ (1,999)        $   10,289

Income per common and common
  equivalent share.........................   $     0.30                                                 $      .49
Average number of common and common
  equivalent shares........................       20,949                                                     20,949







See accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet


                             WILLCOX & GIBBS, INC.
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1992
                                  (UNAUDITED)
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following unaudited pro forma condensed consolidated statement of income has been prepared to reflect the acquisitions of Sacks and Summers by W&G and has been compiled from the consolidated statement of income of W&G, the statement of income of Sacks and the statement of income of Summers for the year ended December 31, 1992. Pro forma adjustments are described in the notes accompanying this statement. This statement is not necessarily indicative of the results of operations as they would have been had the transactions occurred at the commencement of the period shown or for any future period.

                                                   W&G and                                                             W&G
                                                 Subsidiaries       Sacks          Summers          Pro Forma       Pro Forma
                                                 (historical)    (historical)    (historical)      Adjustments     Consolidated

Net Sales..................................        $ 438,057       $ 53,599       $ 395,121                          $ 886,777
Cost of goods sold.........................          336,109         41,927         315,704                            693,740
  Gross profit.............................          101,948         11,672          79,417                            193,037
Selling and administrative expenses........           89,167          9,505          71,032       $     620(2)(4)      170,324
Restructuring charges......................            5,586                                                             5,586
Transaction costs..........................           15,344                                                            15,344
     Operating (loss) profit...............          (8,149)          2,167           8,385            (620)             1,783

Interest expense...........................            9,353              -             127           4,382(1)          13,862

Other income - net.........................              569            711           1,086                              2,366

  (Loss) Income from continuing operations
     before income taxes...................         (16,933)          2,878           9,344          (5,002)            (9,713)
Income tax (benefit) provision.............          (4,884)            976           3,493          (1,264)(3)         (1,679)

  (Loss) Income from
     continuing operations.................       $ (12,049)       $  1,902        $  5,851        $ (3,738)       $    (8,034)

(Loss) income from continuing operations
  per common and common equivalent share...       $    (.82)                                                       $      (.55)
Average number of common and common
  equivalent shares........................           14,629                                                            14,629






See accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet


                             WILLCOX & GIBBS, INC.
                         NOTES TO PRO FORMA CONDENSED
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)


                                                                   Nine Months
                                                  Year Ended          Ended
                                                 December 31,     September 30,
                                                   1992              1993

(1) To record an adjustment of
    interest expense as follows:

    Interest on note issued to seller
     $25,000 @ 4.375%                              $1,094
     $25,000 @ 4.375% x 3/4                                          $    820

    Interest on cash purchase price
     at estimated rates of borrowing:
     $60,000 @ 5.48%                                3,288
     $60,000 @ 4.50% x 3/4                                              2,025

(2) To record amortization of goodwill
    attributable to Summers over a
    40 year period:
     $17,137 /40                                      428
     $17,137 /40 x 3/4                                                    321

(3) To record decrease in provision for
    income taxes esulting from
    adjustment (1)                                (1,264)             (1,223)

(4) To record amortization of goodwill
    attributable to Sacks over a
    40 year period:
     $7,674 /40                                       192
     $7,674 /40 x 3-1/2 months                                             56


 The Summers acquisition will be accounted for as a purchase whereby assets and liabilities of Summers are adjusted to estimated fair values from appraisals and/or other information currently available. As additional information becomes available, it may become necessary to adjust the values of recorded assets and liabilities.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     WILLCOX & GIBBS, INC.


                                             /s/ Allan M. Gonopolsky
                                     By  -----------------------------------
Date:  March 2, 1994                    Allan M. Gonopolsky
                                        Vice President,
                                        Chief Financial Officer
                                        and Corporate Controller